Exhibit 99.1

Contact Information:

Alan I. Rothenberg

Chairman/Chief Executive Officer

Phone: (310) 270-9501

Jason P. DiNapoli

President/Chief Operating Officer

Phone: (310) 270-9505

1ST CENTURY BANCSHARES, INC. REPORTS FINANCIAL RESULTS

FOR THE QUARTER ENDED MARCH 31, 2012

Los Angeles, CA (May 8, 2012) – 1st Century Bancshares, Inc. (the “Company”) (NASDAQ:FCTY), the holding company of 1st Century Bank, N.A. (the “Bank”), today reported net income for the quarter ended March 31, 2012 of $592,000, compared to $123,000 for the same period last year.  Pre-tax, pre-provision earnings for the quarters ended March 31, 2012 and 2011 were $608,000 and $323,000, respectively.

Alan I. Rothenberg, Chairman of the Board and Chief Executive Officer of the Company stated, “I’m encouraged by our financial results for the first quarter, which represent the continuation of our improving financial performance as market conditions and the general economy gradually stabilize.  In addition to the increase in net income, highlights for the quarter include:

•

Growth in total assets from $405 million at December 31, 2011 to $433 million at March 31, 2012;

•

Growth in total deposits from $332 million at December 31, 2011 to $360 million at March 31, 2012, while reducing our cost of funds to 26 basis points;

•

Continued improvement in our credit quality, with non-performing assets reduced to 1.7% of total assets, over a 30% decline in this ratio compared to the same period last year;

•

Improved net interest income of $3.3 million for the quarter ended March 31, 2012 as compared to $2.7 million for the quarter ended March 31, 2011, despite a decrease in our net interest margin;

•

Improved pre-tax, pre-provision earnings, which increased by over 88% during the current quarter as compared to the same period last year; and

•

Improved diluted earnings per share, increasing to $0.07 per share from $0.01 per share during the first quarter of last year.”

Pre-tax, pre-provision earnings, a non-GAAP financial measure, is presented because the Company believes adjusting its results to exclude tax and loan loss provisions provides stockholders with a useful metric for evaluating the core profitability of the Company. A schedule reconciling our GAAP net income/loss to pre-tax, pre-provision earnings is provided in the table below.

Mr. Rothenberg added, “I’m also encouraged by our growth.  Over the past twelve months, our total assets have increased by approximately $115 million, or over 35%, and we believe that West Los Angeles continues to offer substantial opportunities for our institution.  Although we continue to experience considerable growth, our Bank’s capital ratios remain substantially in excess of the regulatory requirements to be considered ‘well capitalized’.”

Jason P. DiNapoli, President and Chief Operating Officer of the Company stated, “We’re also optimistic about our consistently improving credit quality as our non-performing assets continue a declining trend.  Since March 31, 2011, non-performing assets as a percentage of total assets has declined by over 30% and has declined by over 65% since its peak in 2009.”

2012 1st Quarter Highlights

•

The Bank’s total risk-based capital ratio was 17.34% at March 31, 2012, compared to the regulatory requirement of 10.00% for “well capitalized” financial institutions.  The Bank’s equity is comprised solely of common stock, and does not include any capital received in connection with TARP, nor other forms of capital such as trust preferred securities, convertible preferred stock or other equity or debt instruments.

•

Total assets increased 6.9%, or $28.1 million, to $433.4 million at March 31, 2012, from $405.3 million at December 31, 2011.

•

Total core deposits, which include non-interest bearing demand deposits, interest bearing demand deposits, and money market deposits and savings, were $313.5 million and $285.6 million at March 31, 2012 and December 31, 2011, respectively, representing an increase of $27.8 million, or 9.7%.

•

Net interest margin was 3.20% for the quarter ended March 31, 2012, compared to 3.59% for the same period last year.

•

Cost of funds was 26 basis points for the quarter ended March 31, 2012, compared to 29 basis points for the same period last year.

•

Investment securities were $130.1 million at March 31, 2012, representing 30.0% of our total assets, compared to $129.9 million, or 32.1% of total assets at December 31, 2011.

•

Loans were $230.0 million at March 31, 2012, compared to $233.0 million at December 31, 2011.  Loan originations were $25.7 million and $29.9 million during the quarters ended March 31, 2012 and 2011, respectively.

•

As of March 31, 2012, the allowance for loan losses (“ALL”) was $5.3 million, or 2.30% of total loans, compared to $5.3 million, or 2.27% of total loans, at December 31, 2011.  The ALL to non-performing loans was 72.59% and 69.47% at March 31, 2012 and December 31, 2011, respectively.

•

Non-performing loans to total loans was 3.17% and 3.26% at March 31, 2012 and December 31, 2011, respectively.

•

Non-performing assets as a percentage of total assets declined to 1.68% at March 31, 2012, compared to 1.88% at December 31, 2011.

•

For the quarter ended March 31, 2012, the Company recorded net income of $592,000, or $0.07 per diluted share, compared to $123,000, or $0.01, during the same period last year.

Capital Adequacy

At March 31, 2012, the Company’s stockholders’ equity totaled $45.7 million compared to $45.1 million at December 31, 2011.  At March 31, 2012, the Bank’s total risk-based capital ratio, tier 1 risk-based capital ratio, and tier 1 leverage ratio were 17.34%, 16.08%, and 10.18%, respectively, compared to the regulatory requirements for “well capitalized” financial institutions of 10.00%, 6.00%, and 5.00%, respectively.

In August 2010, the Company’s Board of Directors authorized the purchase of up to $2.0 million of the Company’s common stock.  Under this stock repurchase program, the Company has been acquiring its common stock in the open market from time to time beginning in August 2010.  As of March 31, 2012, the Company had repurchased 534,171 shares in the open market at a cost ranging from $3.35 to $4.02 per share in connection with this program.  During the quarter ended March 31, 2012, the Company repurchased 43,847 shares in the open market at a cost ranging from $3.52 to $3.99 per share in connection with this program.  At March 31, 2012, the remaining value of shares that may be repurchased under this program was $29,000.

Balance Sheet

Total assets at March 31, 2012 were $433.4 million, representing an increase of approximately $28.1 million, or 6.9%, from $405.3 million at December 31, 2011.  The increase in total assets is primarily attributable to an increase in cash and cash equivalents, resulting from growth in our deposit portfolio.  Cash and cash equivalents at March 31, 2012 were $73.2 million, representing an increase of $31.2 million, or 74.5%, from $41.9 million at December 31, 2011.  Investment securities were $130.1 million at March 31, 2012, compared to $129.9 million at December 31, 2011.  The average life of our investment securities was 3.21 years and 3.50 years at March 31, 2012 and December 31, 2011, respectively.  Loans were $230.0 million and $233.0 million at March 31, 2012 and December 31, 2011, respectively.

Total liabilities at March 31, 2012 increased by $27.5 million, or 7.6%, to $387.7 million, compared to $360.2 million at December 31, 2011.  This increase is primarily due to growth within our money market deposits and savings and non-interest bearing deposits of $14.9 million and $12.9 million, respectively.  These increases were due to continued core deposit gathering efforts.  Total core deposits, which include non-interest bearing demand deposits, interest bearing demand deposits and money market deposits and savings, were $313.5 million and $285.6 million at March 31, 2012 and December 31, 2011, respectively, representing an increase of $27.8 million, or 9.7%.

Credit Quality

Allowance and Provision for Loan Losses

The ALL was $5.3 million, or 2.30% of our total loan portfolio, at March 31, 2012, compared to $5.3 million, or 2.27%, at December 31, 2011.  At March 31, 2012 and December 31, 2011, our non-performing loans were $7.3 million and $7.6 million, respectively.  The ratio of our ALL to non-performing loans was 72.59% and 69.47% at March 31, 2012 and December 31, 2011, respectively.  In addition, our ratio of non-performing loans to total loans was 3.17% and 3.26% at March 31, 2012 and December 31, 2011, respectively.

The ALL is impacted by inherent risk in the loan portfolio, including the level of our non-performing loans, as well as specific reserves and charge-off activities.  There was no provision for loan losses for the quarter ended March 31, 2012, compared to a $200,000 provision for loan losses for the same period last year.  The decline in provision for loan losses recorded during the quarter ended March 31, 2012, compared to the same period last year, is primarily due to the improvement in the level of our criticized and classified loans, which generally consist of special mention, substandard and doubtful loans.  Special mention, substandard and doubtful loans were $4.1 million, $9.8 million and none, respectively, at March 31, 2012, compared to $4.9 million, $15.3 million, and $1.1 million, respectively, at March 31, 2011.  We had net recoveries of $4,000 during the quarter ended March 31, 2012, compared to net charge-offs of $7,000 during the same period last year.  Management believes that the ALL as of March 31, 2012 and December 31, 2011 was adequate to absorb known and inherent risks in the loan portfolio.

Non-Performing Assets

Non-performing assets totaled $7.3 million and $7.6 million at March 31, 2012 and December 31, 2011, respectively.  Non-accrual loans totaled $7.3 million and $7.6 million at March 31, 2012 and December 31, 2011, respectively.  At March 31, 2012, non-accrual loans consisted of three commercial loans totaling $1.9 million, two commercial real estate loans totaling $3.7 million, one commercial land loan totaling $1.3 million and one consumer related loan totaling $345,000.  At December 31, 2011, non-accrual loans consisted of four commercial loans totaling $2.2 million, two commercial real estate loans totaling $3.8 million, one commercial land loan totaling $1.3 million and one consumer related loan totaling $345,000.  As of March 31, 2012 and December 31, 2011, there was no other real estate owned.  As a percentage of total assets, the amount of non-performing assets was 1.68% and 1.88% at March 31, 2012 and December 31, 2011, respectively.

Net Interest Income and Margin

During the quarter ended March 31, 2012, net interest income was $3.3 million, compared to $2.7 million for the same period last year.  This increase is primarily related to an increase of $418,000 in interest earned in connection with our loan portfolio and an increase of $221,000 in interest earned on our investment securities.  The increase in our loan interest income was primarily related to a $44.3 million increase in the average balance of loans, partially offset by a 28 basis point decline in our loan yield.  The increase in interest earned on our investment portfolio was primarily due to a $58.3 million increase in the average balance of residential mortgage-backed securities, partially offset by a 108 basis point decline in the yield earned on these securities.

The Company’s net interest margin (net interest income divided by average interest earning assets) was 3.20% for the quarter ended March 31, 2012, compared to 3.59% for the same period last year.  This 39 basis point decline in net interest margin is primarily due to a decrease in the yield on earning assets of 41 basis points, partially offset by a decline of 7 basis points in the cost of interest bearing deposits and borrowings.  The decrease in yield on earning assets is primarily attributable to a decline in interest rates earned on these assets during the quarter ended March 31, 2012, as compared to the same period last year, and was caused by a general decline in interest rates, as well as competitive loan pricing conditions in our market, which have continued to intensify and compress loan yields.  During the quarter ended March 31, 2012 as compared to the same period last year, the decline in our cost of interest bearing deposits and borrowings is primarily attributable to a decrease in interest rates paid on these accounts.  The average cost of interest bearing deposits and borrowings was 0.40% during the quarter ended March 31, 2012 compared to 0.47% for the same period last year.

Non-Interest Income

Non-interest income was $347,000 for the quarter ended March 31, 2012, compared to $204,000 for the same period last year.  There were no significant changes in the sources or amounts of non-interest income during the three months ended March 31, 2012 and 2011.

Non-Interest Expense

Non-interest expense was $3.0 million and $2.6 million for the quarters ended March 31, 2012 and 2011, respectively.  The variance in non-interest expense is primarily due to the additional costs incurred related to expanding the Bank’s business development team and the opening of our Santa Monica relationship office in the middle of 2011.

Income Tax Provision

During the quarter ended March 31, 2012, we recorded a tax expense of approximately $16,000, in connection with alternative minimum taxes due.  The Company does not anticipate owing any substantial taxes for Federal or State purposes until the Company’s net operating losses are fully utilized.  During the quarter ended March 31, 2011, we did not record an income tax provision.

Net Income

For the quarter ended March 31, 2012, the Company recorded net income of $592,000, or $0.07 per diluted share, compared to $123,000, or $0.01 per diluted share, for the same period last year.

About 1st Century Bancshares, Inc.

1st Century Bancshares, Inc. is a publicly owned company traded on the NASDAQ Capital Market under the symbol “FCTY.”  The Company’s wholly-owned subsidiary, 1st Century Bank, N.A., is headquartered in the Century City area of Los Angeles, with a full service business bank in Century City, CA and a relationship office in Santa Monica, CA.  The Bank’s primary focus is serving the specific banking needs of entrepreneurs, professionals and small businesses with the personal service of a traditional community bank, while offering the technologies of a big money center bank.  The Company maintains a website at www.1cbank.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Safe Harbor

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these forward-looking statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. These statements are based upon our management’s current expectations and speak only as of the date hereof.  Forward-looking statements are subject to certain risks and uncertainties that could cause our actual results, performance or achievements to differ materially and adversely from those expressed, suggested or implied herein. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, (2) a renewed decline in economic conditions, (3) further increased competition among financial institutions, (4) the Company’s ability to continue to attract interest bearing deposits and quality loan customers, (5) further government regulation and the implementation and costs associated with the same, (6) management’s ability to successfully manage the Company’s operations, and (7) the other risks set forth in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise or update any forward-looking statements for any reason.

#   #   #

(Tables follow)

SUMMARY FINANCIAL INFORMATION

The following tables present relevant financial data from the Company’s recent performance (dollars in thousands, except per share data):

	March 31, 2012	December 31, 2011	March 31, 2011
Balance Sheet Results:	(unaudited)		(unaudited)
Total Assets	$433,398	$405,274	$319,043
Total Loans	$230,010	$233,005	$188,549
Allowance for Loan Losses ("ALL")	$5,288	$5,284	$5,476
Non-Performing Assets	$7,285	$7,606	$7,833
Deposits:
Non-Interest Bearing Demand Deposits	$135,753	$122,843	$96,942
Interest Bearing Demand Deposits	20,790	20,739	33,949
Money Market Deposits and Savings	156,935	142,061	85,843
Certificates of Deposit	46,715	46,811	53,949
Total Deposits	$360,193	$332,454	$270,683
Total Stockholders' Equity	$45,706	$45,051	$44,481
Gross Loans to Deposits	63.83%	70.08%	69.66%
Ending Book Value per Share	$5.06	$4.97	$4.78

	Three Months Ended March 31,
Quarterly Operating Results (unaudited):	2012	2011
Net Interest Income	$3,299	$2,711
Provision for Loan Losses	$-	$200
Non-Interest Income	$347	$204
Non-Interest Expense	$3,038	$2,592
Income Tax Provision	$16	$-
Net Income	$592	$123
Basic Earnings per Share	$0.07	$0.01
Diluted Earnings per Share	$0.07	$0.01
Quarterly Net Interest Margin*	3.20%	3.59%

Reconciliation of QTD Net Income to Pre-Tax, Pre-Provision Earnings:
Net Income	$592	$123
Provision for Loan Losses	-	200
Income Tax Provision	16	-
Pre-Tax, Pre-Provision Earnings	$608	$323

*Percentages are reported on an annualized basis.